Exhibit 10.3

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of October 15, 2021 (the “Effective Date”), by and among Bakkt Holdings, Inc., a Delaware corporation (the “Company”), and Intercontinental Exchange Holdings, Inc., a Delaware corporation (the “Stockholder”).

RECITALS

WHEREAS, on January 11, 2021, VPC Impact Acquisition Holdings, a Cayman Islands exempted company (“VIH”), Pylon Merger Company LLC, a Delaware limited liability company and wholly owned subsidiary of VIH (“Merger Sub”), and Bakkt Holdings, LLC, a Delaware limited liability company (“Bakkt Opco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, on the Effective Date, pursuant to the Merger Agreement, Merger Sub merged with and into Bakkt Opco (the “Merger”) with Bakkt Opco as the surviving limited liability company in the Merger (“Bakkt Opco”);

WHEREAS, immediately prior to the Effective Time (as defined in the Merger Agreement), VIH effected the transfer by way of continuation of VIH from the Cayman Islands to the State of Delaware in accordance with the applicable provisions of the Companies Act (2020 Revision) of the Cayman Islands and a continuation of VIH by way of domestication under Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”) and was renamed “Bakkt Holdings, Inc.” (with the corporation resulting from the Domestication being the “Company” referred to in the introductory paragraph of this Agreement);

WHEREAS, pursuant to the Merger Agreement, all public stockholders of VIH prior to the Domestication and certain PIPE Investors received shares of Class A common stock, par value $0.0001, of the Company (“Class A Shares”), which shares are listed on the New York Stock Exchange;

WHEREAS, pursuant to the Merger Agreement, the equity holders of Bakkt Opco immediately prior to the Effective Time received in exchange for their interests in Bakkt Opco (a) common units of limited liability company interests in Bakkt Opco (“Bakkt Opco Common Units”) and (b) an equal number of shares of Class V common stock, par value $0.0001, of the Company (“Class V Shares”);

WHEREAS, the Class V Shares are non-economic, but each Class V Share is entitled to one vote (with the Class A Shares and Class V Shares voting together as a class) on each matter submitted to a vote or consent of the stockholders of the Company;

WHEREAS, each Bakkt Opco Common Unit, along with a Class V Share (together, the “Paired Interests”), may be tendered (at the election of the holder thereof) to the Company in exchange for, at the Company’s election, one Class A Share or a cash payment equal to the market value thereof; and

WHEREAS, at the Effective Time, in exchange for its equity ownership in Bakkt Opco, the Stockholder was issued a number of Class V Shares entitling it to cast in excess of 50% of the total voting power of the outstanding shares of capital stock of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1. Shares Subject to Agreement; 30% Limitation; Excess Shares. During the existence of this Agreement, promptly following the setting of any record date (the “Record Date”) with respect to any matter for which the Company shall seek a stockholder vote or written consent (the “Stockholder Matter”), the Stockholder and the Company shall jointly calculate the voting power represented by Class A Shares and Class V Shares (collectively, the “Shares”) beneficially owned by the Stockholder and its Affiliates (the “Stockholder Shares”) as of the applicable Record Date. The voting power represented by the Stockholder Shares, if any, that exceeds thirty percent (30%) of the total voting power of the Shares issued and outstanding and entitled to vote as of the Record Date shall be referred to as the “Excess Amount.” The Stockholder hereby agrees that the Stockholder Shares having voting power equal to the Excess Amount (the “Excess Shares”) shall be voted as to any Stockholder Matter solely as contemplated by Section 3 below. For the avoidance of doubt, except as expressly set forth herein, the Stockholder and its Affiliates shall be permitted to vote or cause to be voted (whether at a meeting of stockholders or by written consent) all of the shares of capital stock of the Company beneficially owned by them in their respective sole and absolute discretion. “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such specified Person; provided that, for the avoidance of doubt, neither the Company nor the VIH Sponsor (as defined in the Merger Agreement) shall be deemed an Affiliate of the Stockholder for purposes of this Agreement. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, governmental authority or other entity, enterprise, authority or business organization. Beneficial ownership shall be determined in the manner required by Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

2. Irrevocable Proxy. Upon the determination of the existence of any Excess Shares with respect to a Record Date, the Stockholder hereby appoints the person designated by the Board of Directors of the Company (the “Board”) in writing (the “Proxy Designee”) as its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent all Excess Shares the Stockholder holds as of such Record Date on the applicable Stockholder Matter in the manner provided in Section 3 below. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to the Excess Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, insolvency or bankruptcy of the Stockholder. The proxy and power of attorney granted hereunder shall be in effect during the term of this Agreement and shall terminate automatically upon the termination of this Agreement.

3. Obligations to Vote Excess Shares. The Company shall instruct the Proxy Designee to vote any Excess Shares such Proxy Designee is entitled to vote on any Stockholder Matter in the same percentages for and against such Stockholder Matter as votes were cast for and against such Stockholder Matter by all stockholders of the Company other than the Stockholder (ignoring, for purposes of making these calculations, abstentions and broker nonvotes).

4. Authorization. The Stockholder represents and warrants to the Company that (a) it has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the Stockholder Shares, and (b) the Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, the Stockholder, enforceable in accordance with its terms.

5. Miscellaneous.

5.1 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier postage prepaid (receipt requested), (c) on the date sent by email (with confirmation of transmission, and provided, that, unless affirmatively confirmed by the recipient as received, notice is also sent to such party under another method permitted in this Section 5.1 within two (2) business days thereafter) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third (3rd) business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given by such party in accordance with this Section 5.1):

If to the Company:

Bakkt Holdings, Inc.

5900 Windward Parkway, Suite 450

Alpharetta, GA 30005

Attn: General Counsel

Email: marc.dannunzio@bakkt.com

If to the Stockholder:

Intercontinental Exchange Holdings, Inc.

5660 New Northside Drive

Atlanta, Georgia 30328

Attention: General Counsel

Email: legal-notices@theice.com

5.2 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the specific subject matter hereof of voting of the Excess Shares. Any and all previous agreements and understandings between or among the parties regarding the specific subject matter hereof of voting the Excess Shares, whether written or oral, are superseded by this Agreement; provided that, except with respect to the voting of the Excess Shares as expressly provided herein, this Agreement shall not be deemed to supersede the Organizational Documents (as defined in the Merger Agreement) of the Company, including the Stockholders Agreement.

5.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither of the parties may assign its rights or obligations hereunder without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware.

5.6 Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties (i) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.1. Nothing in this Section 5.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING CONTEMPLATED HEREBY.

5.7 Specific Performance. Each party acknowledges that the other party will be irreparably harmed and that there will be no adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party shall have the right to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other party’s covenants and agreements contained in this Agreement, in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of any of the covenants or agreements contained in this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

5.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is held by a court of competent jurisdiction or other governmental authority to be invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. Upon such determination by such court or other governmental authority, the parties will substitute for any invalid or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

5.9 Amendment, Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. Any amendment of this Agreement must be approved by the Board or a committee thereof, in each case, with any director that the Stockholder is entitled to nominate pursuant to the Stockholders Agreement, dated as of the Effective Date (as it may be amended from time to time), by and among the Corporation and the other parties thereto (the “Stockholders Agreement”), abstaining. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

5.10 Termination. This Agreement shall terminate without any further action by either of the parties if the voting power represented by the Stockholder Shares beneficially owned by the Stockholder and its Affiliates falls below fifty percent (50%) of the total voting power of the Shares issued and outstanding and entitled to vote at any time, regardless of how that event is brought about, including by sale of Shares to any Person that is not an Affiliate of the Stockholder. Once this Agreement terminates, it shall not spring back into effect for any reason, including the acquisition by the Stockholder of additional securities of the Company.

5.11 Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, officer, director, employee or partner of any party or any other Person, other than the parties.

5.12 No Limitations in Capacity as Director or Officer. The Stockholder is signing this Agreement solely in its capacity as a beneficial owner of the Stockholder Shares, and nothing contained in this Agreement shall prohibit, prevent, preclude, or restrict any designee of Stockholder from taking or not taking any action in its capacity as an officer or director of the Company.

5.13 Recapitalization. In case of any reclassification, capital reorganization, merger or change in the Class A Shares and Class V Shares of the Company, such that such shares no longer exist in the form that they exist on the date of this Agreement, then this Agreement shall apply mutatis mutandis to the class or classes of securities of the Company then outstanding and owned by the Stockholder and its Affiliates that have the right to vote in the election of directors (or their functional equivalents) of the Company.

5.14 Mutual Drafting. This Agreement is the mutual product of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party by virtue of the authorship thereof.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael
Name: Gavin Michael
Title: Chief Executive Officer

STOCKHOLDER:

INTERCONTINENTAL EXCHANGE HOLDINGS, INC.

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: General Counsel

[Signature Page to Voting Agreement]